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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          Cal Dive International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A
CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                (CAL DIVE LOGO)

                          CAL DIVE INTERNATIONAL, INC.
                    400 N. SAM HOUSTON PARKWAY E., SUITE 400
                              HOUSTON, TEXAS 77060
                            TELEPHONE: 281-618-0400
                                 APRIL 14, 2004

Dear Shareholder:

     You are cordially invited to join us for our Annual Meeting of Shareholders to be held this year on Tuesday, May 11, 2004 at 11:00 a.m. in Salon No. 1 at the Wyndham Hotel, 12400 Greenspoint Drive, Houston, Texas 77060. Beginning at 10:30 a.m., employees and officers will be available to provide information about 2003 developments.

     The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on industry matters of current interest to our shareholders.

     YOUR VOTE IS IMPORTANT. Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot attend the Annual Meeting in person, please complete and sign the enclosed Proxy Card and promptly return it in the envelope provided.

     We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                             /s/ JAMES LEWIS CONNOR, III

                                                 James Lewis Connor, III
                                                   Corporate Secretary

                                 VOTING METHOD

     If you are a shareholder of record, or hold shares through the Cal Dive International, Inc. Employee Stock Purchase Plan (the "Cal Dive Stock Plan"), you may vote your shares by mail. You may also revoke your proxy any time before the Annual Meeting. Due to the small number of our record Shareholders (non "street-name"), we have elected to forgo the high cost of internet and telephone voting. To vote by mail:

     - Mark your selections on the Proxy Card.

     - Date and sign your name exactly as it appears on your Proxy Card.

     - Mail the Proxy Card in the enclosed postage-paid envelope provided.

     IF YOUR SHARES ARE HELD IN "STREET NAME" THROUGH A BROKER, BANK OR OTHER THIRD PARTY, YOU WILL RECEIVE INSTRUCTIONS FROM THAT THIRD PARTY (WHO IS THE HOLDER OF RECORD) WHICH YOU MUST FOLLOW IN ORDER FOR YOUR SHARES TO BE VOTED.

                YOUR OPINION IS IMPORTANT. THANK YOU FOR VOTING.

               INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS

We are pleased to offer shareholders the ability to review the 2003 Form 10-K and Proxy materials electronically over the internet at the Cal Dive web site (www.caldive.com) by clicking Investor Relations then SEC Filings then Click here to continue on to view SEC Filings. These filings may also be viewed through the Securities and Exchange Commission website at www.sec.gov. Our 2003 Annual Report may also be viewed over the internet at the Cal Dive web site by clicking Investor Relations then Financial Reports.

                          CAL DIVE INTERNATIONAL, INC.

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS

TIME:..................................    11:00 a.m. (CDT) on Tuesday, May 11,
                                           2004

PLACE:.................................    Wyndham Hotel
                                           Salon No. 1
                                           12400 Greenspoint Drive
                                           Houston, Texas 77060

ITEMS OF BUSINESS:.....................    1. To elect three (3) Class I
                                           Directors.

                                           2. To take action on any other
                                           business that may properly be
                                           considered at the Annual Meeting or
                                           any adjournment thereof.

RECORD DATE:...........................    You may vote at the Annual Meeting if
                                           you are a shareholder of record at
                                           the close of business on March 24,
                                           2004.

VOTING BY PROXY:.......................    If you cannot attend the Annual
                                           Meeting, you may vote your shares by
                                           completing and promptly returning the
                                           enclosed Proxy Card in the envelope
                                           provided.

ANNUAL REPORTS:........................    Cal Dive's 2003 Annual Report and
                                           Form 10-K, which are not part of the
                                           proxy soliciting material, are
                                           enclosed.

                                              By Order of the Board of
                                              Directors,
                                                /s/ JAMES LEWIS CONNOR, III
                                                 James Lewis Connor, III
                                                 Corporate Secretary

   This Notice of Annual Meeting, Proxy Statement and accompanying Proxy Card are being distributed on or about April 14, 2004.

                               TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS....................    i
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING.....    1
PROPOSAL 1. ELECTION OF DIRECTORS...........................    2
BOARD OF DIRECTORS..........................................    6
  Board of Directors Independence...........................    6
  Attendance at the Annual Meeting of Shareholders..........    6
  Communications with the Board.............................    7
  Sources for New Nominees..................................    7
COMMITTEES OF THE BOARD AND MEETINGS........................    7
  Audit Committee...........................................    7
  Compensation Committee....................................    8
  Executive Committee.......................................    9
  Corporate Governance and Nominating Committee.............    9
DIRECTOR COMPENSATION.......................................   10
CERTAIN TRANSACTIONS........................................   11
INDEPENDENT PUBLIC ACCOUNTANTS..............................   11
INDEPENDENT AUDITOR FEE INFORMATION.........................   12
REPORT OF AUDIT COMMITTEE...................................   12
SHARE OWNERSHIP INFORMATION.................................   14
  Five Percent Owners.......................................   14
  Management Shareholdings..................................   16
  Section 16(a) Beneficial Ownership Reporting Compliance...   16
SHAREHOLDER RETURN PERFORMANCE GRAPH........................   17
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION.............................................   18
REPORT OF THE COMPENSATION COMMITTEE ON FISCAL 2003
  EXECUTIVE COMPENSATION....................................   18
EXECUTIVE COMPENSATION......................................   20
  Summary Compensation Table................................   20
  Option Grants in Last Fiscal Year.........................   21
  Aggregated Option Exercises in Last Fiscal Year and Fiscal
     Year-End Option Values.................................   21
  Summary of Employment Contracts...........................   21
  Omnibus Budget Reconciliation Act of 1994.................   22
EQUITY COMPENSATION PLAN INFORMATION........................   23
OTHER INFORMATION...........................................   23

                             YOUR VOTE IS IMPORTANT

     If you are a shareholder of record, please complete, date and sign your Proxy Card and return it as soon as possible in the enclosed envelope. If not, please respond promptly when you receive proxy materials from your broker.

                             (CAL DIVE SMALL LOGO)

                          CAL DIVE INTERNATIONAL, INC.
                    400 N. SAM HOUSTON PARKWAY E., SUITE 400
                              HOUSTON, TEXAS 77060
                           TELEPHONE: (281) 618-0400

                             ---------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 11, 2004

                             ---------------------

     We are providing these proxy materials in connection with the solicitation by the Board of Directors of Cal Dive International, Inc. of proxies to be voted at Cal Dive's Annual Meeting of Shareholders to be held on May 11, 2004, and at any adjournment of the Annual Meeting.

            GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHO MAY VOTE AT THE ANNUAL MEETING?

     The Board has set March 24, 2004 as the record date for the Annual Meeting. If you were the owner of Cal Dive common stock at the close of business on March 24, 2004, you may vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares:

     - Held directly in your name with our transfer agent, Wells Fargo Bank Minnesota, N.A., as "shareholder of record".

     - Held for you in an account with a broker, bank or other nominee (shares held in "street name").

     - Credited to your account in the Cal Dive Stock Plan.

     Each share of our common stock has one vote on each matter to be voted on.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

     A majority of Cal Dive's outstanding common shares as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. On the record date, there were 38,027,028 shares of Cal Dive common stock outstanding held by approximately 4,750 beneficial owners. Shares are counted as present at the Annual Meeting if you:

     - are present and vote in person at the Annual Meeting; or

     - have properly submitted a Proxy Card.

WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?

     The only two matter currently scheduled to be voted on at the Annual Meeting is:

             PROPOSAL 1: THE ELECTION OF THREE "CLASS I" DIRECTORS

HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL?

     The election of each Director nominee requires the affirmative "FOR" vote of a majority of the shares present in person, or by proxy, at the Annual Meeting and entitled to vote on the election of Directors. Any other proposal being voted on requires the affirmative "FOR" vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on that proposal.

HOW ARE VOTES COUNTED?

     You may either vote "FOR" or "WITHHOLD AUTHORITY" to vote for each nominee for the Board of Directors. You may vote "FOR," "AGAINST" or "ABSTAIN" on any other proposals. If you vote to "WITHHOLD AUTHORITY" to vote on the election of Directors, your shares will not be considered entitled to vote on the election of Directors. If you vote to "ABSTAIN" from voting on other proposals, it has the same effect as a vote against those proposals. IF YOU JUST SIGN AND SUBMIT YOUR PROXY CARD WITHOUT VOTING INSTRUCTIONS, YOUR SHARES WILL BE VOTED "FOR" EACH DIRECTOR NOMINEE AND "FOR" EACH OF THE OTHER PROPOSALS, IF ANY.

     If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In this situation, a "broker non-vote" occurs. Shares that constitute broker non-votes are not considered as entitled to vote on the proposal in question, thus effectively reducing the number of shares needed to approve the proposal to elect Directors.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

     Cal Dive's Board recommends that you vote your shares "FOR" each of the Director nominees in PROPOSAL 1.

HOW DO I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

     Whether you hold shares directly, in the Cal Dive Stock Plan or in street name, you may direct your vote without attending the Annual Meeting. If you are a shareholder of record or hold shares through the Cal Dive Stock Plan, you may vote directly by proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee.

     If you are a shareholder of record or hold stock through the Cal Dive Stock Plan, you may vote by mail by signing and dating your Proxy Card and mailing it in the envelope provided. You should sign your name exactly as it appears on the Proxy Card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and such title or capacity. For shares held in street name, you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the internet. If you provide specific voting instructions in accordance with the directions provided by your broker or nominee, your shares will be voted by your broker or nominee as you have directed.

HOW DO I VOTE MY SHARES IN PERSON AT THE MEETING?

     If you are a shareholder of record or hold stock through the Cal Dive Stock Plan, to vote your shares at the meeting you should bring the enclosed Proxy Card and proof of identification. You may vote shares held in street name at the meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

     Even if you plan to attend the meeting, we encourage you to vote by Proxy Card, so your vote will be counted even if you later decide not to attend the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     It means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each Proxy Card.

MAY I CHANGE MY VOTE?

     Yes, you may change your vote and revoke your proxy by:

     - Sending a written statement to that effect to the Corporate Secretary of Cal Dive;

     - Submitting a properly signed Proxy Card with a later date; or

     - Voting in person at the Annual Meeting.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     The Board of Directors currently consists of nine members and is divided into three classes of similar size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Owen Kratz, Bernard J. Duroc-Danner and John V. Lovoi are the Directors whose terms expire at this Annual Meeting and who have been nominated for re-election to the Board to serve until the 2007 Annual Meeting or until their successors are elected and qualified. All of these nominees are currently Directors. Messrs. Kratz and Duroc-Danner were elected to the Board of Directors by the shareholders. Mr. Lovoi was elected in 2003 by the Board of Directors as a Class I Director to serve until the 2004 Annual Meeting or until his successor is elected and qualified.

     All of the nominees have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy.

     THE BOARD RECOMMENDS A VOTE FOR THESE THREE NOMINEES.

      NOMINEES FOR DIRECTOR FOR THREE YEAR TERMS ENDING IN 2007 (CLASS I):

(OWEN KRATZ PHOTO)        Owen Kratz                                                 Director since 1990
                          Chairman of the Board and Chief Executive Officer                       age 49
                          Cal Dive International, Inc.

                          Mr. Kratz is Chairman and Chief Executive Officer of Cal Dive International,
                          Inc. He was appointed Chairman in May 1998 and has served as the Company's
                          Chief Executive Officer since April 1997. Mr. Kratz served as President from
                          1993 until February 1999, and a Director since 1990. He served as Chief
                          Operating Officer from 1990 through 1997. Mr. Kratz joined the Company in 1984 and has held various offshore positions, including saturation (SAT) diving supervisor, and has had management responsibility for client relations, marketing and estimating. From 1982 to 1983, he was the owner of an independent marine construction company operating in the Bay of Campeche.
                          Prior to 1982, he was a superintendent for Santa Fe and various international diving companies and a saturation diver in the North Sea.


(BERNARD J. DUROC-DANNER  Bernard J. Duroc-Danner                                    Director since 1999
  PHOTO)                  Chairman of the Board, Chief Executive Officer and                      age 50
                          President
                          Weatherford International, Ltd.

                          Mr. Duroc-Danner has served on the Company's Board of Directors since February
                          1999. He is the Chairman of the Board, Chief Executive Officer and President
                          of Weatherford International Ltd. Prior to its merger with Weatherford
                          Enterra, Inc., Mr. Duroc-Danner was President and Chief Executive Officer of
                          EVI, Inc., where he was directly responsible for the company's 1987 start up in the oilfield service and equipment business. Mr. Duroc-Danner also serves as a director of Dresser, Inc., a provider of highly engineered equipment and services, primarily for the energy industry; Universal Compression, a provider of rental, sales, operations, maintenance and fabrication services and products to the domestic and international natural gas industry; and Parker
                          Drilling Company, a provider of contract drilling and drilling services. Mr.
                          Duroc-Danner holds a Ph.D. in economics from The Wharton School of the
                          University of Pennsylvania.

(JOHN V. LOVOI PHOTO)     John V. Lovoi                                              Director since 2003
                          Principal                                                               age 43
                          JVL Partners

                          Mr. Lovoi has served as a Director since February 2003. He is a founder of JVL
                          Partners, a private oil and gas investment partnership. Mr. Lovoi served as head of Morgan Stanley's global oil and gas investment banking practice from
                          2000 to 2002, and was a leading oilfield services and equipment research analyst for Morgan Stanley from 1995-2000. Prior to joining Morgan Stanley in
                          1995, he spent two years as a senior financial executive at Baker Hughes and four years as an energy investment banker with Credit Suisse First Boston. Mr.
                          Lovoi also serves as a director of KFX Inc., a clean energy technology company engaged in providing technology and service solutions to the power generation industry. Mr. Lovoi graduated from Texas A&M University with a bachelor of science degree in chemical engineering and received a MBA from the University of Texas.

             DIRECTORS CONTINUING IN OFFICE UNTIL 2005 (CLASS III):


(MARTIN FERRON PHOTO)     Martin Ferron                                              Director since 1998
                          President and Chief Operating Officer                                   age 47
                          Cal Dive International, Inc.

                          Mr. Ferron has served on the Company's Board of Directors since September
                          1998. He became President in February 1999 and has served as Chief Operating
                          Officer since January 1998. Mr. Ferron has more than twenty-two years of worldwide experience in the oilfield industry, seven of which were in senior management positions with McDermott Marine Construction and Oceaneering
                          International Services Limited immediately prior to his joining the Company.
                          Mr. Ferron has a Civil Engineering degree from City University, London; a
                          Masters Degree in Marine Technology from the University of Strathclyde,
                          Glasgow; and a MBA from the University of Aberdeen. Mr. Ferron is also a
                          Chartered Civil Engineer.



(GORDON F. AHALT PHOTO)   Gordon F. Ahalt                                            Director since 1990
                          Retired Consultant                                                      age 76

                          Mr. Ahalt has served on the Company's Board of Directors since July 1990.
                          Since 1982, Mr. Ahalt has been the President of GFA, Inc., a petroleum industry management and financial consulting firm. From 1977 to 1980, he was
                          President of the International Energy Bank, London, England. From 1980 to
                          1982, he served as Senior Vice President and Chief Financial Officer of
                          Ashland Oil Company. Prior thereto, he spent a number of years in executive positions with Chase Manhattan Bank. Mr. Ahalt also serves as a director of
                          The Houston Exploration Company, Bancroft & Elsworth Convertible Funds and
                          other private investment funds. Mr. Ahalt received a B.S. Degree in Petroleum
                          Engineering in 1951 from the University of Pittsburgh.

(ANTHONY TRIPODO PHOTO)   Anthony Tripodo                                            Director since 2003
                          Managing Director                                                       age 51
                          Arch Creek Advisors LLC

                          Mr. Tripodo has served on our Board of Directors since February 2003. He is a
                          Managing Director of Arch Creek Advisors LLC, a Houston based investment banking firm. From 2002 to 2003, Mr. Tripodo was Executive Vice President of
                          Veritas DGC, Inc., an international oilfield service company specializing in geophysical services. Prior to becoming Executive Vice President, he was
                          President of Veritas DGC's North and South American Group, which consists of four operating divisions: marine acquisition, processing, exploration services and multi-client data library. From 1997 to 2001, he was Executive Vice
                          President, Chief Financial Officer and Treasurer of Veritas. Previously, Mr.
                          Tripodo served 16 years in various executive capacities with Baker Hughes, including serving as Chief Financial Officer of both the Baker Performance
                          Chemicals and the Baker Oil Tools divisions. Mr. Tripodo also serves as a director of Petroleum Geo-Services, a Norwegian based oilfield services company. He graduated summa cum laude with a bachelor of arts degree from St.
                          Thomas University.

             DIRECTORS CONTINUING IN OFFICE UNTIL 2006 (CLASS II):


(S. JAMES NELSON, JR.     S. James Nelson, Jr.                                       Director since 1990
  PHOTO)                  Vice Chairman                                                           age 61
                          Cal Dive International, Inc.

                          Mr. Nelson is Vice Chairman and has been a Director of the Company since 1990.
                          He was named Vice Chairman in October 2000. Prior thereto, he was Executive
                          Vice President and Chief Financial Officer from 1990 to 2000. From 1985 to
                          1988, Mr. Nelson was the Senior Vice President and Chief Financial Officer of
                          Diversified Energies, Inc., the former parent of Cal Dive, at which time he had corporate responsibility for the Company. From 1980 to 1985, Mr. Nelson
                          served as Chief Financial Officer of Apache Corporation, an oil and gas
                          exploration and production company. From 1966 to 1980, Mr. Nelson was employed with Arthur Andersen L.L.P. and from 1976 to 1980, he was a partner serving on the firm's worldwide oil and gas industry team. He received his B.S. degree from Holy Cross College in 1964 and an MBA from Harvard University in 1966.


(T. WILLIAM PORTER, III   T. William Porter, III                                     Director since 2004
  PHOTO)                  Chairman                                                                age 62
                          Porter & Hedges, L.L.P.

                          Mr. Porter has served on our Board of Directors since March 2004. He is the
                          Chairman and a founding partner of Porter & Hedges, L.L.P., a Houston law firm formed in 1981. Mr. Porter also serves as a director of Gundle/SLT
                          Environmental, Inc., a manufacturer and marketer of geosynthetic lining solutions, products and installation services around the world, and as a director of U.S. Concrete, Inc., a value-added provider of ready-mixed concrete and related products and services to the construction industry in several major markets in the United States. Mr. Porter graduated with a B.B.A.
                          in Finance from Southern Methodist University in 1963 and received his law degree (LL.B.) from Duke University in 1966.

(WILLIAM L. TRANSIER      William L. Transier                                        Director since 2000
  PHOTO)                  Co-Chief Executive Officer                                              age 49
                          Endeavour International Corporation

                          Mr. Transier has served on our Board of Directors since October 2000. He is
                          Co-Chief Executive Officer of Endeavour International Corporation, an
                          international oil and gas exploration and production company focused on energy resources in the North Sea. He served as Executive Vice President and Chief
                          Financial Officer of Ocean Energy, Inc. from March 1999 to April 2003, when
                          Ocean Energy merged with Devon Energy Corporation. From September 1998 to
                          March 1999, Mr. Transier served as Executive Vice President and Chief
                          Financial Officer of Seagull Energy Corporation when Seagull Energy merged with Ocean Energy. From May 1996 to September 1998, he served as Senior Vice
                          President and Chief Financial Officer of Seagull Energy Corporation. Prior
                          thereto, Mr. Transier served in various roles including partner from June 1986 to April 1996 in the audit department of KPMG LLP. He graduated from the
                          University of Texas and has an MBA from Regis University. He is also a director of Reliant Resources, Inc.

     At the February 2004 regular Board meeting, the Board elected Mr. T. William Porter as a Class II Director, with a term expiring in 2006, effective March 2004. In addition, Mr. Nelson has announced that he will retire from the Company and the Board effective June 15, 2004, although he will continue to serve as a consultant to the Company. Due to Mr. Porter's election, the Board does not intend to fill the vacancy created by Mr. Nelson's retirement.

                               BOARD OF DIRECTORS

BOARD OF DIRECTORS INDEPENDENCE

     The Board has affirmatively determined that the following members of the Board are "independent directors", as that term is defined under NASDAQ Rule 4200(a)(15): Messrs. Ahalt, Duroc-Danner, Lovoi, Porter, Tripodo and Transier. The non-independent, management directors are Messrs. Kratz, Ferron and Nelson. Accordingly, a majority of the members of the Board of Directors are independent, as required by NASDAQ Rule 4350(c)(1).

ATTENDANCE AT THE ANNUAL MEETING OF SHAREHOLDERS

     The Company's Board of Directors holds a regular meeting immediately preceding each year's Annual Meeting of Shareholders. Therefore, members of the Company's Board of Directors generally attend the Company's Annual Meetings of Shareholders. Seven members of the Board attended the 2003 Annual Meeting of Shareholders.

COMMUNICATIONS WITH THE BOARD

     Any stockholder or other interested party wishing to send written communications to any one or more of the Company's Board of Directors may do so by sending them in care of the Corporate Secretary at the Company's principal executive offices. All such communications will be forwarded to the intended recipient(s).

SOURCES FOR NEW NOMINEES

     Messrs. Kratz, Duroc-Danner and Lovoi are directors standing for re-election. The Company did not utilize any third party search firms to assist in identifying potential director candidates during 2003. The Corporate Secretary did not receive any recommendations of director candidates from any shareholder or group of shareholders during 2003.

                      COMMITTEES OF THE BOARD AND MEETINGS

     The following table summarizes the membership of the Board and each of its Committees as well as the number of times each met during the year ending December 31, 2003. Members were elected to these committees in April 2003 by a vote of the Board of Directors.

                                                                                     CORPORATE
                                                                                     GOVERNANCE
                                                                                        AND
                                        BOARD    AUDIT    COMPENSATION   EXECUTIVE   NOMINATING
                                        ------   ------   ------------   ---------   ----------
Mr. Kratz.............................  Chair      --        --           Chair         --
Mr. Ferron............................  Member     --        --            --           --
Mr. Nelson............................  Member     --        --            --           --
Mr. Ahalt.............................  Member   Member    Member        Member         --
Mr. Duroc-Danner......................  Member     --      Member        Member       Chair
Mr. Lovoi(1)..........................  Member     --      Member        Member       Member
Mr. Porter(2).........................    --       --        --            --           --
Mr. Transier..........................  Member   Chair      Chair        Member       Member
Mr. Tripodo(1)........................  Member   Member    Member        Member         --
Number of Meetings in 2003
  Regular.............................    4        10         4             0           1
  Special.............................    3        0          1             0           0

     Each Director attended 75% or more of the total meetings of the Board and Board Committees on which such Director served (held during the period he served as a Director), other than Mr. Porter who was not a member of the Board in 2003.
---------------

(1) Messrs. Lovoi and Tripodo joined the Board in February 2003.

(2) Mr. Porter joined the Board in March 2004.

AUDIT COMMITTEE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to: (1) the integrity of the financial statements of the Company; (2) the compliance by the Company with applicable legal and regulatory requirements related to disclosure;
(3) the performance of the Company's internal audit function and independent auditors; and (4) the independent auditor's qualifications and independence. Among the duties of the Audit Committee, all of which are more specifically described in the Audit Committee Charter (attached hereto as Annex
A), the Audit Committee:

     - Reviews and selects the independent auditor.

     - Reviews the adequacy of accounting and audit principles and practices and of compliance assurance procedures and internal controls.

     - Reviews and pre-approves all non-audit services performed by auditors to maintain auditor independence.

     - Reviews scope of annual audit.

     - Reviews with management and the independent auditor the Company's annual and quarterly financial statements, including disclosures made in management's discussion and analysis and the Company's earnings press releases.

     - Meets independently with management and independent auditors.

     - Reviews corporate compliance and disclosure systems.

     - Makes regular reports to the Board of Directors.

     - Reviews and reassesses the adequacy of its charter annually and recommends any proposed changes to the Board of Directors for approval.

     - Reviews annually the Audit Committee's own performance.

  AUDIT COMMITTEE INDEPENDENCE

     The Board has affirmatively determined that all members of the Audit
Committee: (i) are considered "independent" as defined under NASDAQ Rule 4200(a)(15) and (ii) meet the criteria for independence set forth in Exchange Act Rule 10A-3(b)(1).

  DESIGNATION OF AUDIT COMMITTEE FINANCIAL EXPERT

     The Board has determined that each of the members of the Audit Committee is financially literate and that William J. Transier and Anthony Tripodo are "audit committee financial experts," as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.

COMPENSATION COMMITTEE

     The Compensation Committee is appointed by the Board to discharge the Board's responsibilities relating to compensation of the Company's Executive Officers. The Compensation Committee has overall responsibility for reviewing, evaluating and approving the Company's executive officer compensation agreements (to the extent such agreements are considered necessary or appropriate by the Compensation Committee), plans, policies and programs. The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company's Proxy and for performing such other functions as the Board may assign to the Compensation Committee from time to time, including:

     - Review of compensation philosophy and major compensation and benefits programs for employees.

     - Oversight of the 1995 Long Term Incentive Compensation Plan, as amended; the Employee Retirement and Savings Plan; and the Employee Stock Purchase Plan.

     - Commission and review compensation surveys with respect to executive officer compensation as compared to the offshore oilfield services industry and the Company's peer group.

     - Review and approval of executive officer compensation and bonuses.

EXECUTIVE COMMITTEE

     The Executive Committee assists the CEO in evaluating proposed acquisitions by Cal Dive's subsidiary ERT when approval at a regular or special Board of Directors meeting is not practical due to time constraints associated with the proposed transaction. The Executive Committee evaluates and approves, on behalf of the full Board of Directors, proposed acquisitions by the Company's wholly owned subsidiary, Energy Resource Technology, Inc., that are: (i) in excess of $3,000,000; or (ii) outside of the approved capital expenditures budget and performs such other duties as may be assigned by the Board from time to time.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

     The goal of the Corporate Governance and Nominating Committee is to take the leadership role in shaping the corporate governance and business standards of the Company's Board of Directors and the Company. The Corporate Governance and Nominating Committee consists of no fewer than three members, all of whom shall meet the independence requirements of the NASD. The members of the Corporate Governance and Nominating Committee are appointed by the Board of Directors. The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, a copy of which is available at the Company's Website www.caldive.com by clicking Investor Relations then Corporate Governance.

     The Corporate Governance and Nominating Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board's duties and responsibilities properly and efficiently; and identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to shareholder concerns regarding corporate governance. The responsibilities of the Corporate Governance and Nominating Committee include:

     - Identify and evaluate potential qualified director nominees and select or recommend the director nominees to the Board.

     - Monitor, and recommend the members for, each of the committees of the Board.

     - Periodically review and revise the corporate governance principles of the Company.

     - Review and reassess the adequacy of its charter annually and recommend any proposed changes to the Board for approval.

     - Perform such other duties as may be assigned by the Board from time to time.

  CONSIDERATION OF DIRECTOR NOMINEES -- SHAREOWNER NOMINEES

     The policy of the Corporate Governance and Nominating Committee is to consider properly submitted shareowner nominations for candidates for membership on the Board as described below under "Identifying and Evaluating Nominees for Directors." In evaluating such nominations, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under "Director Qualifications." Any shareowner nominations proposed for consideration by the Corporate Governance and Nominating Committee should include the nominee's name and qualifications for Board membership and should be addressed to Corporate Secretary, Cal Dive International, Inc., 400 N. Sam Houston Parkway E., Suite 400, Houston, Texas 77060. In addition, the bylaws of Cal Dive permit shareowners to nominate directors for consideration at an annual shareowner meeting. Shareholders may nominate persons for election to the Board of Directors in accordance with the procedure set forth on page 23 of this Proxy Statement.

  DIRECTOR QUALIFICATIONS

     The Corporate Governance and Nominating Committee has established certain criteria that apply to Committee-recommended nominees for a position on Cal Dive's Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values, consistent with Cal Dive's longstanding values and standards. They should have broad experience at the policy-making level in business and possess a familiarity with one or more of the industry segments of the Company. They should be committed to enhancing shareowner value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareowners.

  IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTORS

     The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Corporate Governance and Nominating Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Corporate Governance and Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current Board members, professional search firms, shareowners or other persons. These candidates are evaluated at regular or special meetings of the Corporate Governance and Nominating Committee, and may be considered at any point during the year. As described above, the Corporate Governance and Nominating Committee considers properly submitted shareowner nominations for candidates for the Board. Following verification of the shareowner status of persons proposing candidates, recommendations are aggregated and considered by the Corporate Governance and Nominating Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for Cal Dive's annual meeting. If any materials are provided by a shareowner in connection with the nomination of a director candidate, such materials are forwarded to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareowner. In evaluating such nominations, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

                             DIRECTOR COMPENSATION

     The Cal Dive International, Inc. non-employee Director compensation plan has three components: Director fees, expenses and stock options. The Directors (other than Messrs. Kratz, Nelson and Ferron, who are employed by the Company) receive an annual Director's fee of $30,000 and $1,000 per Board Meeting for attending each of four regularly scheduled quarterly meetings together with any Special Board Meetings. Furthermore, each of the outside Directors receives an annual Committee retainer fee of $5,000 for each committee on which such Director serves and a fee of $2,000 ($3,000 for the Chair) for each committee meeting attended. During the year ended December 31, 2003, Directors (other than Company employees) received aggregate fees of $312,000. The Company also pays the reasonable out-of-pocket expenses incurred by each Director in connection with attending the meetings of the Board of Directors and any committee thereof.

     Pursuant to the Company's 1995 Long Term Incentive Compensation Plan, as amended (the "1995 Plan"), each non-employee Director receives at approximately the time he or she join the Board options to purchase 44,000 shares of the common stock of the Company at an exercise price equal to the fair market value of the common stock on the date of grant. In addition, after each five years of service on the Board, non-employee Directors receive additional options to purchase 44,000 shares of the common stock of the Company at an exercise price equal to the fair market value of the common stock on the date of grant. As with other Company options, these vest equally over five years and expire on their tenth anniversary. As of March 24, 2004, options for 44,000 shares were outstanding to each of Gordon F. Ahalt, Bernard J. Duroc-Danner, John V. Lovoi, William L. Transier and Anthony Tripodo.

                              CERTAIN TRANSACTIONS

     In April 2000, ERT acquired a 20% working interest in Gunnison, a Deepwater Gulf of Mexico prospect operated by Kerr-McGee Oil & Gas Corporation. Consistent with CDI's philosophy of avoiding exploratory risk, financing for the exploratory costs (initially estimated at $15 million) was provided by an investment partnership (OKCD Investments, Ltd.), the investors of which include current and former CDI senior management, in exchange for an overriding royalty interest of 25% of CDI's 20% working interest. CDI provided no guarantees to the investment partnership.

     At that time, the Board of Directors established three criteria to determine a commercial discovery and the commitment of Cal Dive funds: 75 million barrels (gross) of reserves, total development costs of $500 million consistent with 75 MBOE, and a CDI estimated shareholder return of no less than 12%. Kerr-McGee, the operator, drilled several exploration wells and sidetracks in 3,200 feet of water at Garden Banks 667, 668 and 669 (the Gunnison prospect) and encountered significant potential reserves resulting in the three criteria being achieved during 2001. The exploratory phase was expanded to ensure field delineation resulting in the investment partnership, which assumed the exploratory risk, funding approximately $20 million of exploratory drilling costs. With the sanctioning of a commercial discovery, the Company funds ongoing development and production costs. Cal Dive's share of such project development costs is estimated in a range of $110 million to $115 million ($104 million of which had been incurred by December 31, 2003) with over half of that for construction of the spar. The Company's Chief Executive Officer, as a Class A limited partner of OKCD, personally owns approximately 57% of the partnership. Other executive officers of the Company own approximately 6% combined of the partnership. OKCD has also awarded Class B limited partnership interests to key CDI employees. Production from the Gunnison field commenced in December 2003.

     During 2003 and 2002, the Company was paid $2,238,000 and $200,000, respectively, by Ocean Energy, Inc. ("Ocean"), an oil and gas industry customer of subsea services. Mr. Transier, a member of the Company's board of directors, was Executive Vice President and Chief Financial Officer of Ocean until April 2003.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On June 13, 2002, the Company's Board of Directors, upon the recommendation of its Audit Committee, dismissed Arthur Andersen LLP and appointed Ernst & Young LLP to serve as the Company's independent auditors for fiscal year 2002.

     Arthur Andersen's report on Cal Dive's consolidated financial statements for the fiscal year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Additionally, during the fiscal year ended December 31, 2001 through the date of Arthur Andersen's dismissal, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its reports on the Company's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K. The Company provided Arthur Andersen a copy of the foregoing disclosures and Arthur Andersen advised the Company by letter dated June 18, 2002, that it has found no basis for disagreement with such statements.

     During the fiscal year ended December 31, 2001 through the date of engagement of Ernst & Young, the Company did not consult with Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     Ernst & Young LLP has served as the Company's independent public accountants providing auditing and financial services since their engagement in fiscal 2002, and will continue to provide such services during fiscal 2004. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

INDEPENDENT AUDITOR FEE INFORMATION

     Fees for professional services (in thousands) provided by our independent auditors in each of the last two fiscal years in each of the following categories are:

                                                               2002   2003
                                                               ----   ----
Audit Fees(1)...............................................   $301   $543
Audit-Related Fees(2).......................................     42     89
Tax Fees(3).................................................     11     42
All Other Fees..............................................    -0-    -0-
                                                               ----   ----
Total.......................................................   $354   $674

---------------

(1) Fees related to the audit of the Company's 2002 and 2003 consolidated financial statements and the review of the Company's interim financial statements included in its quarterly reports on Form 10-Q.

(2) Audit-related fees included consultations concerning financial accounting and reporting matters not required by statute or regulation and assistance with Section 404 internal control reporting requirements.

(3) Fees primarily related to statutory tax returns in the United Kingdom and Singapore and tax planning, including transfer pricing strategies.

     The Audit Committee concluded that the foregoing non-audit services and non-audit-related services did not adversely affect the independence of Ernst & Young, LLP.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

     The Audit Committee has adopted procedures for pre-approving certain audit and permissible non-audit services provided by the independent auditor. These procedures include reviewing a budget for audit and permissible non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of audit and permissible non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of audit and permissible non-audit services and to engage the independent auditor for any audit and permissible non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the Securities and Exchange Commission rules on auditor independence. The Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee. Approximately 2.1% of total fees were for services approved by the Audit Committee pursuant to the de minimis exception in paragraph (c)(7)(i)(c) of Rule 2-01 of Regulation S-X.

                         REPORT OF THE AUDIT COMMITTEE

     Management is responsible for the Company's internal controls, financial reporting process and compliance with laws, regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The primary purpose of the Audit Committee is to assist the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: (1) the integrity of the financial statements of the Company; (2) the compliance by the Company with legal and regulatory requirements; (3) the performance of the Company's internal audit function and independent auditors; and (4) the independent auditor's qualifications and independence. Its duties are more specifically described in the Audit Committee Charter and generally include those described on page 8 hereof.

     The Audit Committee is the principal liaison between the Board of Directors and the independent auditors for the Company. The functions of the Audit Committee are not intended to duplicate or to certify the activities of management and the independent auditors and are in no way designed to supersede or alter the traditional responsibilities of the Company's management and independent auditors. The Audit Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. The Audit Committee is composed of three non-employee
Directors: Mr. Transier (Chairman), Mr. Ahalt and Mr. Tripodo. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards, as may be modified from time to time). The Board of Directors has adopted an amended written charter for the Audit Committee, a copy of which is attached as Annex A to this Proxy as well as being made available at the Company's Website www.caldive.com by clicking Investor Relations then Corporate Governance. During the fiscal year ended December 31, 2003, the Audit Committee conducted ten meetings.

     In connection with the December 31, 2003 financial statements, the Audit
Committee: (1) reviewed and discussed the audited financial statements with management and the auditors; (2) discussed with the auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; (3) received written disclosures and the letter from the auditors required by Independence Standards Board Statement No. 1 and has discussed with the auditors their independence; and (4) has discussed with the independent auditors (in Executive session outside of the presence of management) the audited financial statements and the independent auditor's independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

       AUDIT COMMITTEE
       William L. Transier (Chairman)
       Gordon F. Ahalt
       Anthony Tripodo

                          SHARE OWNERSHIP INFORMATION

     FIVE PERCENT OWNERS. The following table sets forth information as to the only persons (or entities) known by us to have beneficial ownership, as of December 31, 2003, of more than 5% of the outstanding shares of Company common stock, other than Owen Kratz whose beneficial ownership is disclosed below under "Management Shareholdings." As of March 24, 2004, we had 38,027,028 shares outstanding. The information set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act on the basis of the most recent information filed with the Securities and Exchange Commission and furnished to us by the person listed. To our knowledge, except as otherwise indicated below, all shares shown as beneficially owned are held with sole voting power and sole dispositive power.

                                                                 SHARES      PERCENT OF
                                                              BENEFICIALLY     COMMON
NAME AND ADDRESS                                                 OWNED         SHARES
----------------                                              ------------   ----------
Mac-Per-Wolf Company(1).....................................   4,245,655       11.16%
  310 South Michigan Avenue, Suite 2600
  Chicago, Illinois 60604
Wellington Management Company, LLP(2).......................   3,399,050        8.94%
  75 State Street
  Boston, Massachusetts 02109
Neuberger Berman, LLC(3)....................................   2,643,247        6.95%
  605 Third Avenue
  New York, New York 10158
Janus Small Cap Value Fund..................................   2,185,000        5.75%
  100 Fillmore Street
  Denver, Colorado 80206-4923
Fletcher Asset Management, Inc.(5)..........................   2,066,484        5.43%
  22 East 67th Street
  New York, New York 10021

---------------

(1) Based on a Schedule 13G/A filed on February 2, 2004 by Mac-Per-Wolf Company on behalf of PWMCO, LLC, a wholly owned subsidiary of Mac-Per-Wolf Company which is both a broker dealer registered under Section 15 of the Act and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and Perkins, Wolf, McDonnell and Company, LLC, a subsidiary of Mac-Per-Wolf Company and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Perkins, Wolf, McDonnell and Company, LLC furnishes investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to herein as "Managed Portfolios"). The Managed Portfolios have the right to receive all dividends from, and the proceeds from the sale of, the securities held in their respective accounts.

(2) Based on a Schedule 13G filed on February 12, 2004 by Wellington Management Company, LLP ("WMC") on behalf of Wellington Trust Company, NA, a wholly owned subsidiary of Wellington Management Company, LLP and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934. WMC does not have sole power to vote any of these shares but instead has shared voting power with respect to 2,777,750 of these shares and shared dispositive power with respect to all of these shares which are held of record by clients of WMC. WMC, in its capacity as investment advisor, may be deemed to beneficially own these shares. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities.

(3) Based on a Schedule 13G/A filed on February 13, 2004, Neuberger Berman, Inc. has sole voting power with respect to 144,531 of these shares, shared voting power with respect to 1,824,600 of these shares and shared dispositive power with respect to all of these shares. The remaining balance of 674,116 shares included in the table are for individual client accounts over which Neuberger Berman, LLC has shared dispositive power but no power to vote. Neuberger Berman, LLC, a wholly owned subsidiary of Neuberger Berman, Inc. and an investment advisor and broker/dealer with discretion, is deemed to be a beneficial owner for purpose of Rule 13(d) since it has shared power to make decisions whether to retain or dispose, and in some cases the sole power to vote, the securities of many unrelated clients. Neuberger Berman, LLC does not, however, have any economic interest in the securities of those clients. The clients are the actual owners of the securities and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities. With regard to the 1,824,600 shares with respect to which there is shared voting power, Neuberger Berman, LLC and Neuberger Berman Management Inc., a wholly-owned subsidiary of Neuberger Berman, Inc. and an investment advisor to a series of public mutual funds, are deemed to be beneficial owners for purposes of Rule 13(d) since they both have shared power to make decisions whether to retain or dispose and vote the securities. Neuberger Berman, LLC and Neuberger Berman Management Inc. serve as sub-adviser and investment manager, respectively, of Neuberger Berman's various Mutual Funds which hold such shares in the ordinary course of their business and not with the purpose nor with the effect of changing or influencing the control of the issuer.

(4) Based on a Schedule 13G/A jointly filed on February 2, 2004 with Mac-Per-Wolf Company. Janus Small Cap Value Fund is an investment company registered under the Investment Company Act of 1940 and is one of the Managed Portfolios to which Perkins, Wolf, McDonnell and Company, LLC provides investment advice.

(5) Based on a Schedule 13G filed on February 17, 2004 by Fletcher Asset Management, Inc. ("FAM"), which is an investment adviser registered under
    Section 203 of the Investment Advisers Act of 1940, as amended. The common stock reported to be beneficially owned consists of 68,780 shares of common stock and 1,997,704 shares of common stock issuable upon the exercise by Fletcher International, Ltd. of certain convertible securities and investment rights (the "Investment Rights") pursuant to an Agreement, dated as of December 31, 2002, by and between the Company and Fletcher International, Ltd. The Investment Rights are exercisable within 60 days of December 31, 2003. The holdings reported reflect the shares of common stock issuable within 60 days of December 31, 2003 that would have been held had the Investment Rights been exercised on December 31, 2003. The shares of common stock of the Company reported to be beneficially owned consist of shares underlying Investment Rights held in one or more accounts managed by FAM (the "Accounts"), for Fletcher International, Ltd. FAM has sole power to vote and sole power to dispose of all shares of common stock in the Accounts. By virtue of Mr. Fletcher's position as Chairman and Chief Executive Officer of FAM, Mr. Fletcher may be deemed to have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, such shares, and, therefore, Mr. Fletcher may be deemed to be the beneficial owner of such common stock. The Accounts have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such common stock purchased for its account.

     MANAGEMENT SHAREHOLDINGS. The following table shows the number of shares of our common stock beneficially owned as of March 24, 2004 by our Directors and five highest paid executive officers identified in the Summary Compensation Table below ("Named Executive Officers"), and all Directors and executive officers as a group.

                                                                                 OF SHARES BENEFICIALLY
                                                                                 OWNED, AMOUNT THAT MAY
                                                     AMOUNT AND NATURE OF      BE ACQUIRED WITHIN 60 DAYS
NAME OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP(1)(2)       BY OPTION EXERCISE
------------------------                          --------------------------   --------------------------
Owen Kratz(3)...................................          2,916,874                      407,916
Martin R. Ferron(4).............................             93,899                       24,000
S. James Nelson.................................             56,609                          -0-
A. Wade Pursell.................................             53,821                       40,053
James Lewis Connor, III.........................              9,489                        7,666
Gordon F. Ahalt.................................             46,400                       26,400
Bernard Duroc-Danner............................                -0-                          -0-
John V. Lovoi...................................             10,550                        8,800
T. William Porter...............................                -0-                          -0-
William L. Transier.............................             28,400                       26,400
Anthony Tripodo.................................             10,300                        8,800

---------------

(1) Only one Director or executive officer, Owen Kratz, beneficially owns more than 1% of the shares outstanding. Mr. Kratz owns approximately 7.59% of the outstanding shares. Our Directors and executive officers as a group beneficially own 3,226,342 shares (including shares that are not outstanding but are deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days), which represents approximately 8.36% of the shares outstanding.

(2) Amounts include the shares shown in the last column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days (i.e., on or before June 11, 2004). With respect to employees other than Mr. Kratz, amounts include shares held through the Company's Employee Stock Purchase Plan.

(3) Mr. Kratz disclaims beneficial ownership of 560,000 shares included in the above table, which are held by Joss Investments Limited Partnership, an entity of which he is a General Partner.

(4) Mr. Ferron disclaims beneficial ownership of 56,394 shares included in the above table, which are held by the Uncle John Limited Partnership, a family limited partnership of which he is a General Partner.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC and the Nasdaq National Market reports of ownership and changes in ownership of the Company's common stock. Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to the Company, all reports required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis except as follows: each of Messrs. Kratz, Ferron and Pursell filed a Form 5 on February 11, 2004, to reflect an award of stock options granted in 2003, which such individuals inadvertently failed to file on a timely basis.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on our common stock for the period since December 31, 1998 to the cumulative total shareholder return for (i) all U.S. stocks quoted on the NASDAQ Stock Market as measured by the NASDAQ Composite Index ("NASDAQ"), assuming the reinvestment of dividends; (ii) the Philadelphia Oil Service Sector index ("OSX"), a price-weighted index of leading oil service companies, assuming the reinvestment of dividends; and (iii) a peer group selected by us (the "Peer Group") consisting of the following companies, each of which is in the offshore construction business or the offshore oil and gas subsea support service business, or both businesses: Technip-Coflexip, Global Industries, Ltd., Horizon Offshore, Inc., Oceaneering International, Inc., Stolt Offshore S.A., McDermott International, Inc. and Torch Offshore Inc. The returns of each member of the Peer Group have been weighted according to each individual company's equity market capitalization as of December 31, 2003 and have been adjusted for the reinvestment of any dividends. We believe that the members of the Peer Group provide services and products more comparable to us than those companies included in the OSX. The graph assumes $100 was invested on December 31, 1998 in the Company's common stock at the closing price on that date price and on December 31, 1998 in the three indices presented. The Company paid no dividends during the period presented. The cumulative total percentage returns for the period presented were as follows: Company Common Stock -- 132.5%; the NASDAQ Composite Index, -- (7.2%); the OSX -- 96.1%; and the Peer Group -- 15.4%. These results are not necessarily indicative of future performance.

  COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG CAL DIVE, NASDAQ, PEER
                                 GROUP AND OSX

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------------------------
                       12/31/1998   12/31/1999   12/31/2000   12/31/2001   12/31/2002   12/31/2003
--------------------------------------------------------------------------------------------------
 Cal Dive                $100.0       $159.6       $256.6       $237.9       $226.5       $232.5
 Peer Group Index         100.0        104.3        150.5        132.6         83.3        115.4
 Oil Service Index        100.0        171.7        249.2        179.9        176.5        196.1
 NASDAQ                   100.0        185.9        113.3         89.8         62.0         92.8

     Source: Bloomberg

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Board of Directors of the Company was, during fiscal 2003, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, or had any relationships requiring disclosure by the Company under
Item 404 of Regulation S-K.

     During fiscal 2003, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a Director of the Company.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                       FISCAL 2003 EXECUTIVE COMPENSATION

OVERVIEW

     The Compensation Committee of the Board of Directors (the "Committee") is composed of Messrs. Transier (Chair), Ahalt, Duroc-Danner, Lovoi and Tripodo. The Committee is responsible for establishing the compensation policies and administering the compensation programs for Cal Dive's executive officers and administers the grant of stock-based awards under the Company's 1995 Long Term Incentive Compensation Plan, as amended (the "1995 Plan"). The Committee periodically reviews peer group compensation and engages independent compensation consultants to assist them in this process. In carrying out its duties, the Committee intends to make all reasonable attempts to comply with the requirements to exempt executive compensation from the $1 million deduction limitation under Section 162(m) of the Internal Revenue Code, unless the Committee determines that such compliance in given circumstances would not be in the best interests of Cal Dive and its shareholders.

COMPENSATION PHILOSOPHY

     The compensation program for executive officers is designed to

     (1) provide a competitive total compensation package that enables the Company to hire, develop, reward and retain key executives, and

     (2) tie executive compensation and bonuses to the Company's annual business objectives, strategies and stockholder value.

     The Company's compensation philosophy is also intended to reward individual initiative and achievement, and to assure that the amount and nature of executive compensation is reasonably commensurate with the Company's financial condition, results of operations and common stock performance.

     Base Salary. The Committee annually reviews and approves the base salaries of executive officers, taking into consideration management's recommendations regarding individual performance, retention, the level of responsibility, the scope and complexity of the position and competitive practice.

     Annual Incentive Bonus. Executive officers of the Company are eligible for annual incentives under the Company's 2004 Compensation Plan. In order to link a portion of executive compensation to Company performance, the Committee approved a bonus plan under which each executive officer could earn an annual bonus calculated on the basis of individual performance objectives together with departmental and Company profit-sharing criteria based on the attainment of pre-established revenue and profit goals by the Company as a whole. The exact amount of the bonus paid to the executive officers is determined by the Compensation Committee.

     Long Term Incentive. Another element of the Committee's performance-based compensation philosophy is the 1995 Plan. The purpose of the 1995 Plan is to link the interests of management to the interests of stockholders and focus on intermediate and long-term results. Stock option grants are generally made at 100% of the market value of the stock on the date of the award, are not exercisable during the first year after the award and are exercisable thereafter under a vesting schedule selected by the Committee that specifies the number of the options becoming exercisable each year throughout the schedule. The Committee has made a limited delegation of option award authority to the CEO for the purpose of awarding options to newly hired officers of the Company. The size of option grants is determined subjectively, generally in approximate proportion to the officer's level of responsibility and experience.

     Compensation of Chief Executive Officer. The CEO's compensation consists of base salary, annual incentives and long-term incentives, all of which are reviewed and determined annually by the Committee. Pay levels and opportunity are established by the Committee in the same manner as for other executive officers described above. The Company and Mr. Kratz entered into a multi-year employment agreement (the "Kratz Employment Agreement") effective February 28, 1999. Mr. Kratz is entitled to participate in all profit sharing, incentive, bonus and other employee benefit plans made available to the Company's executive officers, but does not have the right to cause the Company to purchase his shares. The Kratz Employment Agreement contains the same "Good Cause" and "Change of Control" provisions as described under "Executive
Compensation -- Summary of Employment Contracts".

     During 2000, the Board of Directors approved a "Stock Option in Lieu of Salary Program" for Mr. Kratz. Under the terms of the program, Mr. Kratz may annually elect to receive non-qualified stock options (with an exercise price equal to the closing stock price on the date of grant) in lieu of cash compensation with respect to his base salary and any bonus earned under the annual incentive compensation program. The number of options granted is determined utilizing the Black Scholes valuation model as of the date of grant with a risk premium included. Mr. Kratz made such an election for 2002 resulting in a total of 105,000 options being granted during 2002 (none of which related to a bonus caused under the Annual Incentive Compensation program) at an option exercise price of $21.83 per share. For 2003 and 2004, Mr. Kratz has elected to take his salary and bonus (if any) in cash, rather than receiving non-qualified stock options.

     At the end of Mr. Kratz's employment with the Company, the Company may, in its sole discretion under the Kratz Employment Agreement, elect to trigger a non-competition covenant pursuant to which Mr. Kratz will be prohibited from competing with the Company in various geographic areas for a period of up to five years. The amount of the non-competition payment to Mr. Kratz under the Kratz Employment Agreement will be his then base salary plus insurance benefits for the non-competition period.

CONCLUSION

     Consistent with its compensation philosophy, the Committee believes the executive officer compensation program provides incentive to attain strong financial performance and is strongly aligned with shareholder interests. The Committee believes that Cal Dive's compensation program directs the efforts of Cal Dive's executive officers toward the continued achievement of growth and profitability for the benefit of the Company's shareholders.

        COMPENSATION COMMITTEE:

        William L. Transier, Chair
        Gordon F. Ahalt
        Bernard J. Duroc-Danner
        John V. Lovoi
        Anthony Tripodo

                             EXECUTIVE COMPENSATION

     The following table provides a summary of the cash and non-cash compensation for each of the last three years ended December 31, 2003 for each of (i) the chief executive officer and (ii) each of the four most highly compensated executive officers of the Company during 2003 other than the chief executive officer.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                                                    COMPENSATION
                                                                     SECURITIES
                                       ANNUAL COMPENSATION(1)        UNDERLYING
                                     ---------------------------      OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR    SALARY     BONUS(2)      (NUMBER)     COMPENSATION(3)
---------------------------          ----   --------    --------    ------------   ---------------
Owen Kratz.........................  2003   $335,416    $123,750       39,579          $5,000
  Chairman and                       2002         --(4)       --(4)   105,000(4)           --
  Chief Executive Officer            2001         --(4)       --(4)   180,000(4)           --
Martin R. Ferron...................  2003    239,583      63,800       14,146           5,000
  President and                      2002    189,583          --           --           5,000
  Chief Operating Officer            2001    168,750     186,262           --           4,250
S. James Nelson, Jr. ..............  2003    200,000          --           --           5,000
  Vice Chairman                      2002    200,000          --           --           5,000
                                     2001    200,000     193,519           --           4,250
A. Wade Pursell....................  2003    193,750      45,500       12,265           4,844
  Senior Vice President              2002    161,667          --           --           5,000
  and Chief Financial Officer        2001    131,500      94,340       10,000           4,250
James Lewis Connor, III............  2003    133,752     122,582           --           4,601
  Senior Vice President              2002    115,000      50,352       30,000           5,000
  and General Counsel                2001     90,833      73,927        5,000           4,250

---------------

(1) The Bonus reflected in a fiscal year is based on that year's performance.

(2) In 2003, the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer were eligible for annual incentives, based on achievement of certain individual performance criteria and corporate profit-sharing incentives, under the Compensation Committee approved Senior Management Compensation Plan. The actual bonus payments to Messrs. Kratz, Ferron and Pursell consisted entirely of performance pay and did not include any profit-sharing bonus. Mr. Connor's bonus was based on his participation in the Management Bonus Pool of the Company's wholly-owned subsidiary, Energy Resource Technology, Inc. In 2004, the annual bonus for Named Executive Officers is payable based on individual performance objectives together with departmental and Company criteria based on the attainment of pre-established revenue and profit goals by the Company as a whole. The exact amount of the bonus paid to the Named Executive Officers is determined by the Compensation Committee.

(3) Consists of matching contributions by the Company through its 401(k) Plan. The Company's Retirement Plan is a 401(k) retirement savings plan under which the Company currently matches 50% of employees' pre-tax contributions up to 5% of salary (including bonus) subject to contribution limits.

(4) In 2001 and 2002, Mr. Kratz elected to receive non-qualified stock options (with an exercise price equal to the closing stock price on the date of grant) in lieu of his base salary and bonus earned under our "Stock Option in Lieu of Salary Program." Mr. Kratz's election for 2001 resulted in a total of 180,000 shares being granted during 2001 (100,000 of which related to a bonus earned under the 2001 annual incentive compensation program). Mr. Kratz's election for 2002, resulted in a total of 105,000 shares being granted during 2002 (none of which related to bonus earned under the 2002 annual incentive compensation program). For 2003 and 2004, Mr. Kratz has elected to take his salary and bonus (if any) in cash, rather than receiving non-qualified stock options.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to all stock options granted in 2003 by the Company to each of the Named Executive Officers.

                                       NUMBER OF     % OF TOTAL
                                       SECURITIES     OPTIONS                               GRANT DATE
                                       UNDERLYING    GRANTED TO    EXERCISE                  PRESENT
                                        OPTIONS     EMPLOYEES IN    OR BASE    EXPIRATION    VALUE(2)
NAME                                   GRANTED(1)   FISCAL YEAR    ($/SHARE)      DATE      (DOLLARS)
----                                   ----------   ------------   ---------   ----------   ----------
Owen Kratz...........................    39,579        41.23%       $18.64     3/17/2013     526,005
Martin Ferron........................    14,146        14.75%        18.64     3/17/2013     188,000
S. James Nelson, Jr..................       -0-            0%           --           N/A          --
A. Wade Pursell......................    12,265        12.78%        18.64     3/17/2013     163,002
James Lewis Connor, III..............       -0-            0%           --           N/A          --

---------------

(1) The ten-year stock options granted in 2003 by the Company vest ratably over five years beginning one year following the date of grant. Such stock options will, however, become immediately exercisable in their entirety upon the occurrence of certain events specified in the 1995 Long Term Incentive Compensation Plan, as amended.

(2) The Black-Scholes option pricing model was used to determine the grant date present value of the stock options granted in 2003 by the Company. Under the Black-Scholes option pricing model, the grant date present value of the stock option referred to in the table was calculated to be $13.29. The following facts and assumptions were used in making such calculation: (a) an unadjusted exercise price of $18.64; (ii) a fair market value of $18.64 for one share of Company common stock on the date of grant; (iii) no dividend yield; (iv) a stock option term of ten years; (v) a stock volatility of 59%, based on an analysis of weekly closing stock prices of shares the Company since going public in July, 1997 and of the Company's peer group common stock for the three years preceding the date of grant; and (vi) an assumed risk-free interest rate of 4.0%, which approximates to the yield on a ten-year treasury note on the date of grant. No other discounts or restrictions related to vesting or the likelihood of vesting of stock options were applied. The resulting grant date present value was multiplied by the total number of stock options granted to determine the total grant date present value of such stock options granted.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

                                                             NUMBER OF SECURITIES
                                                                  UNDERLYING              DOLLAR VALUE OF
                                                              UNEXERCISED OPTIONS       UNEXERCISED IN-THE-
                                  NUMBER OF        DOLLAR       FISCAL YEAR-END       MONEY OPTIONS AT FISCAL
                               SHARES ACQUIRED     VALUE         EXERCISABLE/                YEAR-END
NAME                             ON EXERCISE      REALIZED       UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
----                           ---------------    --------   ---------------------   -------------------------
Owen Kratz(1)................           --        $     --    400,000/39,579           $1,125,125/$216,893
Martin R. Ferron.............       60,000         677,100     16,000/30,146             73,920/151,440
S. James Nelson..............           --              --         --/--                      --/--
A. Wade Pursell..............        4,000           4,000     31,867/32,398             139,491/157,711
James Lewis Connor, III......       12,000          42,840     1,667/37,666               3,742/218,060

---------------

(1) Includes exercisable options to purchase an aggregate of 60,000 shares transferred to the Joss Investments Limited Partnership, an entity of which he is a General Partner. Mr. Kratz disclaims beneficial ownership of such options.

SUMMARY OF EMPLOYMENT CONTRACTS

     All of our Named Executive Officers have entered into employment agreements with the Company. Each of Messrs. Connor, Ferron, Nelson and Pursell's employment contracts have similar terms involving salary, bonus and benefits (with amounts that vary due to their responsibilities), but none of them have the right to cause the Company to purchase his shares. Mr. Kratz's contract is described under "Report of the Compensation Committee for Fiscal Year 2003 Executive Compensation".

     Each of the executive employment agreements provide, among other things, that if we pay specific amounts, then until the later of February 28, 2005 or the first or second anniversary date of termination of the executive's employment with us (depending on the event of termination), the executive shall not, directly or indirectly either for himself or any other individual or entity, participate in any business which engages or which proposes to engage in the business of providing diving services in the Gulf of Mexico or any other business actively engaged in by us on the date of termination of employment, so long as we continue to make payments to such executive, including his base salary and insurance benefits received by senior executives of the Company. We also entered into employment agreements with the remainder of our other senior officers substantially similar to the above agreements.

     If a Named Executive Officer terminates his employment for "Good Cause" or is terminated without cause during the two year period following a "Change of Control," we would (a) make a lump sum payment to him of two times the sum of the annual base salary and annual bonus paid to the officer with respect to the most recently completed fiscal year, (b) all options held by such officer under the CDI 1995 Long Term Incentive Plan would vest, and (c) he would continue to receive welfare plan and other benefits for a period of two years or as long as such plan or benefits allow. For the purposes of the employment agreements, "Good Cause" includes both that (a) the CEO or COO shall cease employment with us and (b) one of the following: (I) a material change in the officer's position, authority, duties or responsibilities, (ii) changes in the office or location at which he is based without his consent (such consent not to be unreasonably withheld), (iii) certain breaches of the agreement. Each agreement also provides for payments to officers as part of any "Change of Control." A "Change of Control" for purposes of the agreements would occur if a person or group becomes the beneficial owner, directly or indirectly, of securities of the Company representing forty-five percent (45%) or more of the combined voting power of the Company's then outstanding securities. The agreements provided that if any payment to one of the covered officers will be subject to any excise tax under Code Section 4999, a "gross-up" payment would be made to place the officer in the same net after-tax position as would have been the case if no excise tax had been payable.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

     Under Section 162(m) of the Code, as amended, no deduction by a publicly held corporation is allowed for compensation paid by the corporation to its most highly compensated executive officers to the extent that the amount of such compensation for the taxable year for any such individual exceeds $1 million.
Section 162(m) provides for the exclusion of compensation that qualifies as performance-based from the compensation that is subject to such deduction limitation. Incentive compensation granted through the Company's Stock Option Plan may also qualify as performance-based compensation if additional requirements are met. The Company anticipates that the components of individual annual compensation for each highly compensated executive officer that do not qualify for any exclusion from the deduction limitation of Section 162(m) will not exceed $1 million and will therefore qualify for deductibility.

                      EQUITY COMPENSATION PLAN INFORMATION

     The table below provides information relating to the Company's equity compensation plans as of December 31, 2003:

                                                                                         NUMBER OF SECURITIES
                                                                                         REMAINING AVAILABLE
                                           NUMBER OF SECURITIES                          FOR FUTURE ISSUANCE
                                            TO BE ISSUED UPON       WEIGHTED-AVERAGE      UNDER COMPENSATION
                                               EXERCISE OF         EXERCISE PRICE OF       PLANS (EXCLUDING
                                           OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,   SECURITIES REFLECTED
PLAN CATEGORY                              WARRANTS AND RIGHTS    WARRANTS AND RIGHTS    IN THE FIRST COLUMN)
-------------                              --------------------   --------------------   --------------------
Equity compensation plans approved by
  security holders(1)....................       1,752,437                $20.35               2,351,346
Equity compensation plans not approved by
  security holders.......................             -0-                   N/A                     -0-
Total....................................       1,752,437                $20.35               2,351,346

---------------

(1) The 1995 Long Term Incentive Compensation Plan, as amended, provides that the Company may grant up to (but not exceed) 10% of the issued and outstanding common stock (as adjusted for any subsequent stock splits, stock dividends, recapitalizations, or similar events) of the Company.

                               OTHER INFORMATION

EXPENSES OF SOLICITATION

     We will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Our Directors, officers and regular employees, without extra compensation, may solicit proxies personally or by mail, telephone, fax, telex, telegraph or special letter.

PROPOSALS AND DIRECTOR NOMINATIONS FOR 2005 SHAREHOLDER'S MEETING

     In order for a shareholder proposal to be considered for inclusion in our Proxy Statement for the 2005 Annual Meeting, the written proposal must be received by the Corporate Secretary, at our offices no later than December 13, 2004. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

     With respect to shareholder nominations of Directors, a shareholder may propose director candidates for consideration by the Board's Corporate Governance and Nominating Committee. Any such recommendations should include the nominee's name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth below. In addition, the bylaws of Cal Dive permit shareholders to nominate directors for election at an annual shareholder meeting. To nominate a director, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Cal Dive common stock to elect such nominee and provide the information required by the bylaws of Cal Dive, as well as a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to Cal Dive and its shareholders. In addition, the shareholder must give timely notice to the Corporate Secretary of Cal Dive within the time period described above regarding shareholder proposals. A copy of the bylaws is available from the Corporate Secretary.

     All submissions to, or requests from, the Corporate Secretary should be made to our principal offices at 400 N. Sam Houston Parkway, E., Suite 400, Houston Texas 77060.

OTHER

     Our 2003 Annual Report on Form 10-K, including financial statements, is being sent to shareholders of record as of March 24, 2004, together with this Proxy Statement.

WE WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED
TO: CORPORATE SECRETARY, CAL DIVE INTERNATIONAL, INC., 400 N. SAM HOUSTON PARKWAY, E. SUITE 400, HOUSTON TEXAS 77060.

     The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

                                            By Order of the Board of Directors

                                               /s/ JAMES LEWIS CONNOR, III
                                            ------------------------------------
                                                  James Lewis Connor, III
                                                    Corporate Secretary
                                                Cal Dive International, Inc.

                           ANNEX A TO PROXY STATEMENT

                          CAL DIVE INTERNATIONAL, INC.
                            AUDIT COMMITTEE CHARTER
                      ADOPTED BY THE BOARD OF DIRECTORS ON
                               FEBRUARY 24, 2004

ORGANIZATION

     This charter governs the operations of the Audit Committee of Cal Dive International, Inc. (the "Company"). The committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The committee shall be members of, and appointed by, the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the NASDAQ listing standards. All committee members shall be financially literate, and at least one member shall be a "financial expert", as defined by SEC regulations.

PURPOSE

     The Audit Committee is appointed by the Board to assist the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the performance of the Company's internal audit function and independent auditors, and (4) the independent auditor's qualifications and independence.

     The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

MEETINGS

     The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor including meetings with the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company; or the Company's outside counsel or independent auditor; to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

     The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

     The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

     The Audit Committee shall make regular reports to the Board of Directors. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

     The Audit Committee, to the extent it deems necessary or appropriate, shall:

FINANCIAL STATEMENT AND DISCLOSURE MATTERS

     1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

     2. Review and discuss with management and the independent auditor the Company's quarterly financial statements, including disclosures made in management's discussion and analysis, prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

     3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

     4.  Review and discuss quarterly reports from the independent auditors on:

          a.  All critical accounting policies and practices to be used.

          b. All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

          c. Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

          d. The independent auditor's judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     5. Review and discuss with management the Company's earnings press releases, including, but not limited to, the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

     6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

     7. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

     8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate.

     9. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR

     10.  Review and evaluate the lead partner of the independent auditor team.

     11. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,
(c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

     12. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

     13. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

     14. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

OVERSIGHT OF THE COMPANY'S INTERNAL CONTROLS AND INTERNAL AUDIT FUNCTION

     15. Review the appointment and replacement of the senior internal auditing executive.

     16. Review the significant reports to management prepared by the internal auditing department and management's responses.

     17. Discuss with the independent auditor and management of the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

     18. Review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion.

COMPLIANCE OVERSIGHT RESPONSIBILITIES

     19. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (which requires the independent auditor to report any evidence which it uncovers of an illegal act to management and the Board of Directors, and, in some instances, to the Securities and Exchange Commission) has not been implicated.

     20. Obtain reports from management and the Company's senior internal auditing executive confirming that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

     21. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     22. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

     23. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

     24. Receive corporate attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

     25. Review with management and approve all related-party transactions.

LIMITATION OF AUDIT COMMITTEE'S ROLE

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

                                (CAL DIVE LOGO)

                    400 N. SAM HOUSTON PARKWAY E. SUITE 400
                           HOUSTON, TEXAS 77060-3500
                             PHONE: (281) 618-0400

                                 (HOUSTON MAP)

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                            NOTICE OF ANNUAL MEETING

                                OF STOCKHOLDERS

                                  MAY 14, 2003

                              AND PROXY STATEMENT

                             (CAL DIVE SMALL LOGO)

                    400 N. SAM HOUSTON PARKWAY E., SUITE 400
                              HOUSTON, TEXAS 77060

                                    (Recycled Symbol) Printed on recycled paper.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             PROXY FOR COMMON STOCK

                          CAL DIVE INTERNATIONAL, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having duly received the Notice of Annual Meeting of Shareholders and the Proxy Statement, dated April 12, 2004 hereby appoints Owen Kratz and James Lewis Connor, III as Proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all common shares of Cal Dive International, Inc. held of record by the undersigned on March 24, 2004 at the 2004 Annual Meeting of Shareholders to be held on May 11, 2004 at 11:00 a.m. at the Wyndham Hotel located at 12400 Greenspoint Drive, Houston, Texas 77060, and any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1:

1. To elect three directors of the Company to have a term expiring in 2007 and until his successor shall be elected and duly qualified.

         Owen Kratz         Bernard J. Duroc-Danner        John V. Lovoi

   You may vote on the Proposal by marking one of the following boxes.

                     FOR the three "Class I" nominees [ ]                        WITHHOLD AUTHORITY [ ]
                         (except as indicated below)

   INSTRUCTION: To WITHHOLD AUTHORITY to vote for any individual nominee, write that person's name in the space provided below.

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2.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                           (Please See Reverse Side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE CLASS I DIRECTORS INDICATED IN PROPOSAL 1. ABSTENTIONS WILL BE COUNTED TOWARD THE EXISTENCE OF A QUORUM.

                                             DATED:
                                             -----------------------------------

                                             -----------------------------------
                                                          SIGNATURE

                                             -----------------------------------
                                                 SIGNATURE (IF HELD JOINTLY)

                                             -----------------------------------
                                                            TITLE

                                             PLEASE SIGN EXACTLY AT THE NAME
                                             APPEARS ON THIS PROXY. WHEN SHARES
                                             ARE HELD BY JOINT TENANTS, BOTH
                                             SHOULD SIGN. IF SIGNING AS
                                             ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                             TRUSTEE OR GUARDIAN, PLEASE GIVE
                                             FULL TITLE AS SUCH. IF A
                                             CORPORATION, PLEASE SIGN IN FULL
                                             CORPORATION NAME BY PRESIDENT OR
                                             OTHER AUTHORIZED OFFICER. IF A
                                             PARTNERSHIP, PLEASE SIGN IN
                                             PARTNERSHIP NAME BY AN AUTHORIZED
                                             PERSON.